AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT, made this 31st day of July, 1997, by and between THE SOURCE COMPANY (the "Borrower") and WACHOVIA BANK, N.A. (the "Bank");

                                   WITNESSETH:

WHEREAS, the Borrower and the Bank entered into a Credit Agreement dated the Fourteenth day of November, 1996; and

WHEREAS, the Borrower and the Bank now mutually desire to effect certain amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein and in the Credit Agreement contained, the parties agree as follows:

I. Section 6.03 contained on Page 29 of the Credit Agreement is hereby amended and restated to read as follows:

         Ratio of EBILT to Interest Expense and Lease Obligations. From the Fiscal Quarter beginning February 1, 1997 through October 31, 1997, the ratio of EBILT for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters to the sum of (I) Interest Expense and
         (ii) Lease Obligations, actually paid during such Fiscal Quarters, will not be less than 1.15 to 1.00; and as of the end of each Fiscal Quarter thereafter, the ratio of EBILT for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters to the sum of (I) Interest Expense and (ii) Lease Obligations, actually paid during such Fiscal Quarters, will not be less than 2.50 to 1.00.

II. Section 6.04 contained on Page 29 of the Credit Agreement is hereby amended and restated to read as follows:

         Ratio of Funded Debt to EBITDA. As of October 31, 1997, the ratio of Funded Debt for the Fiscal Quarter then ending to EBITDA for such Fiscal Quarter and for the immediately preceding three Fiscal Quarters will not be more than 5.25 to 1.00; and as of January 31, 1998 and as of the end of each Fiscal Quarter thereafter, the ratio of Funded Debt for the Fiscal Quarter then ending to EBITDA for such Fiscal Quarter and for the immediately preceding three Fiscal Quarters will not be more than 4.00 to 1.00.

III. Section 6.05 contained on Page 29 of the Credit Agreement is hereby amended and restated to read as follows:

         Ratio of Funded Debt to Total Capitalization. From the Closing Date through the Fiscal Quarter ending October 31, 1997 the ratio of Funded Debt to Total Capitalization shall not exceed 80.0%; from November 1, 1997 through January 31, 1998, the ratio of

The Source Company
Amendment to Credit Agreement
July 31, 1997
Page 2

         Funded Debt to Total Capitalization shall not exceed 60.0%; from February 1, 1998 through July 31, 1998, the ratio of Funded Debt to Total Capitalization shall not exceed 55.0%; and from and after August 1, 1998, the ratio of Funded Debt to Total Capitalization shall not exceed 50.0%.

Except as herein amended, the terms and provisions of the Credit Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Credit Agreement to be executed as of the year and the day first written.

                                            CONSENTED TO AND AGREED:

                                            THE SOURCE COMPANY



                                            By:  /s/ S. Leslie Flegel
                                            Chairman and Chief Executive Officer

                                            ATTEST:



[CORPORATE SEAL]                            By:  /s/ W. Brian Rodgers
                                            Assistant Secretary


                                            WACHOVIA BANK, N.A.



                                            By:  /s/ John K. Stephens
                                                 Vice President